UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported) May 11, 2010

So Act Network, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-51886	5715 Will Clayton Parkway, #6572 Humble, TX 77338	26-3534190
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(210)-401-7667
 (Registrant's telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On May 11, 2010, So Act Network, Inc. (the “Company” and SOAN) entered into an Agreement and Plan of Asset Acquisition (“Agreement”) with Audio Genesis Group, LLC, (“AGG”) a California limited liability company which is the  holder of the rights to Max Audio Technology (“MAX”) as well Lloyd Trammell, the inventor and owner of 80% of the total ownership interest in MAX (hereinafter “INV”) and Robert Wolff, the business partner of 20% of the total ownership interest in MAX (hereinafter “BUS”). Whereas, AGG, INV and BUS (collectively hereinafter “AIB”) together own all right title and interest to all fields of us and 100% of the ownership interest of the asset MAX and  whereby the Company has agreed to acquire MAX in a stock-for-asset exchange in accordance with the respective corporation laws in their state, upon consummation of which all of the MAX ownership interest shall be owned by SOAN, and all such ownership interest shall be exchanged for 30,000,000 unregistered shares of par value $.0001 common shares of SOAN.  The common shares are to be issued within three days of the closing of the Agreement to Lloyd Trammell (24,000,000 shares) and Robert Wolff (6,000,000 shares).

On May 11, 2010, we entered into an employment agreement with Lloyd Trammell and with Robert Wolff   Pursuant to our Agreement with Mr. Trammell, he will be  employed as the Chief Technical Officer of Max Sound. Mr. Trammell’s employment has a term of ten (10) years with an initial base compensation of $8,500 per month. In addition, to the base salary, Mr. Trammell is entitled to and shall receive a monthly commission equal to 5% of all revenues derived from the sales of all products and services related to Max Sounds. Such commissions shall be payable in cash, capital stock or any combination thereof at the Mr. Trammell’s discretion. Further, he shall be entitled to and shall receive a yearly bonus equal to 5% of such amount of the total revenues derived from the sales of all products related to Max Sound that is over one million dollars. Upon completion of fund raising by the Company of five million dollars, Mr. Trammell shall receive a one-time bonus of $250,000 in cash within 30 days of closing of such financing.

Pursuant to our Agreement with Mr. Wolff, we agree to hire him as our Chief Business Officer. Mr. Wolff’s employment has a term of ten (10) years with an initial base compensation of $8,500 per month. In addition, to the base salary, he shall be entitled to and shall receive a monthly commission equal to 5% of all revenues derived from the sales of all products and services related to Max Sounds. Such commissions shall be payable in cash, capital stock or any combination thereof at Mr./ Wolff’s discretion. Further, he shall be entitled to and shall receive a yearly bonus equal to 5% of such amount of the total revenues derived from the sales of all products related to Max Sound that is over one million dollars. Upon completion of fund raising by the Company of five million dollars, Mr. Wolff shall receive a one-time bonus of $50,000 in cash within 30 days of closing of such financing.

The foregoing description of the Agreement and Plan of Asset Acquisition is qualified in its entirety by reference to the full text of the asset acquisition agreement, a copy of each of which is attached hereto as Exhibit 10.1 and is incorporated herein in its entirety by reference.

Item 3.02    Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

10.1	Agreement and Plan of Asset Acquisition, dated as of May 11, 2010, by and between the Company and AIB.
10.2	Employment Agreement with Lloyd Trammell Effective May 11, 2010.
10.3	Employment Agreement with Robert Wolff Effective May 11, 2010.
99.1	Press Release dated May11, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2010	By:	/s/ Greg Halpern
Name: Greg Halpern Title: President, Chief Executive Officer, Chief Financial Officer